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                                                                  EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT ("Agreement") is made and entered into as of June 30, 1999 by and among HAWAIIAN NATURAL WATER COMPANY, INC., a Hawaii Corporation ("Buyer"), ALI'I WATER BOTTLING, INC., a Hawaii corporation ("Seller"), and Dennis Harris, the sole stockholder of Seller ("Harris"), with respect to the following:

         WHEREAS, Seller is a manufacturer and marketer of purified bottled water, with operations in both the three- and five-gallon home and office delivery market (the "Delivery Business") and the PET retail market (the "PET Business); and

         WHEREAS, Buyer wishes to enter the Delivery Business and otherwise to expand its operations in Hawaii; and

         WHEREAS, Buyer wishes to purchase, and Seller wishes to sell, the assets, subject to certain liabilities, and goodwill of Seller's operations, on the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, the parties hereto agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS


                  1.1  PURCHASED AND EXCLUDED ASSETS.

                           1.1.1 PURCHASED ASSETS. On the basis of the
representations and warranties herein, and subject to the terms, conditions and other provisions contained herein, Seller hereby agrees to sell, transfer, assign and deliver to Buyer, and Buyer hereby agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to, all of the assets of Seller used in the operation of Seller's business (including the Delivery Business and the PET Business), wherever situated, and all the goodwill related thereto (collectively the "Purchased Assets"); PROVIDED, HOWEVER, that the Purchased Assets shall not include any items defined as Excluded Assets in
Section 1.1.2 hereof. For purposes hereof, the Purchased Assets shall include, without limitation, all (i) plant and equipment; (ii) bottles and coolers, (iii) delivery trucks

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and other rolling stock; (iv) raw and finished goods inventory; (v) accounts receivable; (vi) contract rights; (vii) customer deposits; (viii) office equipment and furniture; (ix) bank accounts; and (x) intangible assets, including the name "Ali'i" and any other trademarks, servicemarks, trade secrets or knowhow related to the business, except to the extent that any of the foregoing are Excluded Assets.

                           1.1.2 EXCLUDED ASSETS. Notwithstanding the foregoing,
Seller will not transfer or assign to Buyer, and Buyer will not purchase or assume, any of the assets described on Schedule 1.1.2 hereto (collectively, the "Excluded Assets"). The Excluded Assets shall include, without limitation, the lease of Seller's principal operating facility located at 73-5574 Olawalu Street, Kailua-Kona, Hawaii, which Seller is expected to terminate prior to the closing of the purchase and sale hereunder (the "Closing"); provided, however, that Seller will cooperate with Buyer in negotiating a continuation of such lease in the event that Buyer elects to utilize a portion or all of such space after the Closing.

                  1.2  ASSUMED AND EXCLUDED LIABILITIES.

                           1.2.1 ASSUMED LIABILITIES. Buyer hereby assumes and
agrees to pay or otherwise discharge the following liabilities (collectively, the "Assumed Liabilities") of Seller: (i) all of Seller's trade payables outstanding as of the Closing; (ii) all of Seller's obligations for refunds of customer deposits; and (iii) all of Seller's obligations, to the extent arising after the Closing, pursuant to any assumed leases and other contracts included within the Purchased Assets (collectively, the "Assumed Contracts"); provided, however, that for purposes of the purchase price adjustment described in Section
2.2 hereof, any accrued liabilities under Assumed Contracts will be pro-rated as of the Closing.

                           1.2.2 EXCLUDED LIABILITIES. Except as otherwise
specifically provided in Section 1.2.1 hereof, Buyer shall not assume or be liable for, and is not agreeing to pay or discharge, any debts, claims, damages, obligations, liabilities or responsibilities of any kind or nature whatsoever of Seller, or any affiliated or related person or entity, including, without limitation, (i) any outstanding indebtedness of Seller to the Bank of Hawaii, or any refinancing of same, all of which will be repaid prior to the Closing; (ii) any income taxes, payroll taxes, sales taxes or other federal, state or local taxes arising out of or relating to transactions occurring prior to the Closing;
(iii) any accrued liabilities for employee compensation or benefits or any contract or commitment relating to the employment of any employee or independent contractor of Sellor; or (iv) any obligation for litigation matters arising out of transactions occurring prior to

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the Closing. All of the Purchased Assets shall be transferred to Buyer free and clear of all liens, claims and encumbrances of any kind, except for the Assumed Liabilities described in Section 1.2.1 hereof.

                  1.3 PAYMENT OF SALES TAXES. Any sales tax arising from or relating to the Purchased Assets to be transferred hereunder shall be paid by Seller.

                  1.4 COMPLIANCE WITH BULK SALES LAW. Seller agrees, and Harris will cause Seller, to make any such governmental filing as may be required by the provisions of Article 6 of the Uniform Commercial Code as in effect in the State of Hawaii (the "UCC") within the time periods specified by such provisions. The parties agree to waive any notice to creditors and waiting period specified by the UCC.



                                   ARTICLE II
                    PURCHASE PRICE; METHOD OF PAYMENT; ESCROW

                  2.1 AGGREGATE PURCHASE PRICE. The aggregate purchase price for
all of the Purchased Assets (the "Purchase Price") shall be $   , payable at the
Closing by means of the issuance to Seller of 300,000 authorized but unissued shares of Common Stock of Buyer (the "Seller's Shares"). The Purchase Price shall be subject to adjustment as provided in Section 2.2 hereof.

                  2.2 PURCHASE PRICE ADJUSTMENT. It is understood and agreed that Seller's Net Current Assets (as hereinafter defined) will be not less than zero as of the Closing. For purposes hereof, Net Current Assets means the net book value, as of the Closing, of all Current Assets (as hereinafter defined) included in the Purchased Assets, less all Current Liabilities (as hereinafter defined) included in the Assumed Liabilities. For purposes of the foregoing, Current Assets means all (i) inventory; (ii) accounts receivable (net of allowance for doubtful accounts); and (iii) cash or cash equivalents. Current Liabilities means all (i) trade payables; (ii) liabilities under Assumed Contracts accrued as of the Closing; and (iii) refund obligations. As soon as practicable, and in any event within 30 days, following the Closing, Buyer and Seller shall jointly prepare (and in the absence of agreement, Arthur Andersen LLP shall prepare) a statement (the "Closing Statement") setting forth Seller's Current Assets and Current Liabilities and showing the computation of Net Current Assets as of the Closing. In the event that the Net Current Assets shown on such Closing Statement are less than zero, the Purchase Price shall be reduced dollar-for-

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dollar by the amount of any such deficit. Any such reduction will be effected solely by means of a cancellation of Escrow Shares (as hereinafter defined) having a market value equal to the dollar amount of the applicable reduction. For purposes of the foregoing, the market value of such Escrow Shares shall be an amount per share equal to the closing sale price of the Common Stock on the date of the Closing on the principal market on which the Common Stock is then traded (currently the Nasdaq SmallCap Market).

                  2.3 ESCROW OF SELLER'S SHARES. Concurrently, with the Closing, Buyer shall deposit 50,000 of the Seller's Shares (the "Escrow Shares") into an escrow account (the "Escrow") to cover potential liabilities of Seller pursuant to Section 2.2 (Purchase Price Adjustment) and 10.2 (Indemnification) hereof. The Escrow Shares may be released to Buyer from time to time in the event of an adjustment in accordance with such Sections. All of the Escrow Shares then held in Escrow shall be released to Seller one year from the date of the Closing, except to the extent that claims therefor from Buyer are then outstanding. Escrow Shares sufficient to cover all such claims shall be held in Escrow, pending the resolution thereof.

                  2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated to the Purchased Assets as set forth on Schedule 2.4 hereto, which shall be prepared by the parties and attached to this Agreement as soon as practicable, and in any event within 30 days, following the Closing. The parties hereby agree that each shall be bound by the allocation set forth above and shall reflect such allocation in any filing pursuant to Section 1060 of the Internal Revenue Code and the regulations thereunder.



                                   ARTICLE III
                    THE CLOSING; TRANSFER OF PURCHASED ASSETS

                  3.1 CLOSING. The Closing of the transactions contemplated by this Agreement shall take place as soon as practicable after all of the conditions to the Closing set forth in Articles VII and VIII hereof shall have been satisfied or waived, but in no event later than July 31, 1999. The Closing shall take place at the offices of Buyer, 248 Mokauea Street, Honolulu, Hawaii 96819, or at such other place as the parties may agree upon.

                  3.2 MANNER OF CONVEYANCE; TITLE. The sale and purchase of the Purchased Assets shall be consummated at the Closing by good and sufficient bills of sale and by individual assignments, as necessary, in form and

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substance satisfactory to Buyer, in each case, with such other appropriate instruments of title, consents of third parties, estoppel certificates and other instruments and documents as Buyer shall reasonably request. At the Closing, Seller shall transfer to Buyer good and marketable title to each of the Purchased Assets, free and clear of all liens, claims, mortgages, charges, commission arrangements, title retention agreements, covenants, restrictions, options, purchase agreements, security agreements, security interests, encumbrances and adverse interests of any kind or nature whatsoever, except as otherwise provided in Section 1.2.1 hereof. At any time and from time to time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and will take such other action consistent with the terms of this Agreement, in each case, as may be reasonably necessary to assign, transfer and convey to Buyer good and marketable title to any and all of the Purchased Assets, and to consummate the transactions contemplated by this Agreement.



                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF SELLER AND HARRIS

                  Seller and Harris, jointly and severally, hereby represents and warrants to Buyer, its successors and assigns, as of the date hereof and as of the Closing, as follows:

                  4.1 AUTHORITY. Seller has full corporate right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. All corporate and other actions required to be taken by Seller to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby have been duly and validly taken.

                  4.2 VALIDITY. The execution, delivery and performance of this Agreement have been, and each of the documents to be delivered at the Closing will be, duly authorized by all requisite action on the part of Seller, and this Agreement has been duly executed and delivered by Seller and Harris and constitutes the valid and legally binding obligation of Seller and Harris, enforceable against them in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

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                  4.3 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by Seller, nor the consummation of the transactions contemplated hereby, do or would after the giving of notice or the lapse of time or both, (i) conflict with, result in a breach of, or constitute a default under, any federal, state or local law, statute, rule or regulation to which Seller or the Purchased Assets are subject; (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance, security agreement or other rights or adverse interests upon any of the Purchased Assets; (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform any Assumed Contract; or (iv) accelerate or modify, or give any party thereto the right to accelerate or modify, the time within which, or the terms under which any third party is to perform any duties or obligations or receive any rights or benefits under any Assumed Contract.

                  4.4 CONSENTS. Except for compliance with Article 6 of the UCC and any required consents to the assignment of the Assumed Contracts, no action, consent, or approval by or filing with any person or entity, including, without limitation, any federal, state, municipal, foreign or other court or governmental or administrative body or agency or any securities or commodities exchange is required to be obtained or made by Seller in connection with the execution, delivery and performance by Seller of this Agreement, and consummation by Seller of the transactions contemplated hereby, except for consents, approvals or filings which have been or as of the Closing will have been obtained or made.

                  4.5 TITLE TO ASSETS. At the Closing, Seller will convey to Buyer, and Buyer will acquire, good and marketable title to all of the Purchased Assets, free and clear of any and all mortgages, liens, claims, charges, options, purchase agreements, security agreements and interests, commission arrangements, title retention agreements, encumbrances, covenants, restrictions and adverse interests of any kind or nature whatsoever, including tax liens, except as otherwise provided in Section 1.2.1 hereof.

                  4.6 FINANCIAL STATEMENTS. Seller has previously delivered to Buyer a true and correct copy of it balance sheet as of March 31, 1999 (the "Latest Balance Sheet") and a statement of operations for the 12-month period then ended. The Latest Balance Sheet was prepared in accordance with generally accepted accounting principles and presents fairly the assets and liabilities of Seller as of the date thereof. The Purchased Assets include all of the assets shown on the Latest Balance Sheet, except for Excluded Assets and assets sold or otherwise disposed of in the ordinary course of business since the date of the Latest Balance Sheet.

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                  4.7 ACCOUNTS RECEIVABLE. All accounts receivable reflected on the Latest Balance Sheet and all accounts receivable to be reflected on the Closing Statement are or will represent bona fide claims against debtors for sales or services previously performed or other charges previously incurred and all such accounts receivable are or will be collectible in the ordinary course of business, and in any event within 60 days of the Closing Statement date, subject to the allowance for doubtful accounts set forth thereon. Except as set forth on Schedule 4.7 hereto or on the applicable invoice as disclosed to Buyer, none of such accounts receivable is or will be subject to any discount, rebate, refund, or similar cost adjustment.

                  4.8 INVENTORY. All of the inventory reflected on the Latest Balance Sheet or to be reflected on the Closing Statement is or will be usable or salable in the ordinary course of business and is or will be reflected thereon at the lower of cost or market.

                  4.09 ASSUMED CONTRACTS. Seller has previously deliver to Buyer a true and complete copy of each of the Assumed Contracts as currently in effect. Each of the Assumed Contracts is currently in effect and is valid, binding and enforceable against each of the parties thereto in accordance with its terms. Seller has not agreed to amend or modify any of the Assumed Contracts and has not waived or agreed to waive any rights of substantial value thereunder. All consents of third parties required for the assignment of the Assumed Contracts to Buyer have been, or as of the Closing will be, obtained, except as otherwise provided in Section 7.2 hereof.

                  4.10 ABSENCE OF CERTAIN CHANGES. Since the date of the Latest Balance Sheet, there has not been any change or any development involving a prospective change, which has materially and adversely affected or may materially and adversely affect the business, condition, financial or otherwise, prospects, assets, properties, or results of operations of Seller's business or the Purchased Assets.

                  4.11 LITIGATION. Except for the action filed by Water Unlimited, Inc., dba The Waterman, there is no suit, action, claim or litigation, or legal, administrative, arbitration or other proceeding or governmental investigation or inquiry pending or, to the best knowledge of Seller and Harris after due inquiry, threatened against or affecting Seller or any of the Purchased Assets, and/or one or more of the Shareholders, and, to the best knowledge of Seller and Harris, there is no basis for any such action, nor is there any judgment, decree, injunction, ruling, award, order or writ of any court, governmental department, commission, agency, instrumentality, arbitration or other person outstanding against, binding upon or involving Seller or any of the Purchased Assets.

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                  4.12 COMPLIANCE WITH LAW. No notice has been issued and no investigation or review is pending or, to the best knowledge of Seller and Harris, threatened by any governmental entity with respect to (i) any alleged violation by Seller of any law, ordinance, rule, regulation, order, policy or guideline of any governmental entity, or (ii) any alleged failure to have all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of Seller's business or the Purchased Assets.

                  4.13     ENVIRONMENTAL COMPLIANCE.

                  (a) The operations, practices, policies and procedures of Seller and its employees have been conducted in compliance with, and have not and will not give rise to any loss, liability, damage, costs or expenses under, all applicable federal, state and local laws, orders, regulations, directives and restrictions concerning protection of the environment, the disposal of hazardous, toxic or industrial chemicals, substances or wastes and health and safety.

                  (b) There are no claims or correspondence with respect to, investigations, litigation, administrative proceedings, judgments or orders, whether pending or, to the best knowledge of Seller and Harris, threatened relating to any hazardous substances, hazardous wastes, discharges, emissions or other forms of pollution (collectively "EPA Matters") relating in any way to Seller's operations. To the best knowledge of Seller and Harris, Seller has no liability for clean-up, compliance or required capital expenditures in connection with any EPA Matter which affect or may have a material adverse effect on Seller's business or the Purchased Assets.

                  (c) No hazardous or toxic substances, within the meaning of any applicable statute or regulation, are presently stored or otherwise located at any facility operated by Seller which may, in the aggregate, materially or adversely affect Seller's business or the Purchased Assets, and, to the best knowledge of Seller and Harris, none of the adjacent parcels of real estate, including the groundwater located thereon or thereunder, is presently contaminated by any such substance which affects or may affect, materially or adversely Seller's business or the Purchased Assets.

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         4.14 TAXES. All federal, state, county, local, foreign and other tax returns, reports and declarations (including income, excise, property, franchise, sales and use taxes) required to be filed with respect to Seller or by or on behalf of Seller's business have been duly filed (or extensions for filing have been filed) and such returns are complete and accurate and disclose all taxes required to be paid for the periods covered thereby. All taxes shown on such returns and any deficiency assessments, penalties and interest have been paid. There are no tax liens on any of the Purchased Assets and no basis exists for the imposition of any such liens. All federal, state, local and foreign taxes, assessments, fees and charges (including interest and penalties, if any) required to be paid or claimed to be due from or with respect to Seller for any period prior to the Closing have been fully paid, as of the date hereof or will be paid by Seller as of the Closing, together with any interest and penalties thereon. All returns required to be filed for any period prior to the Closing which are not filed as of the Closing will be duly filed. Notwithstanding any other provision of this Agreement, each of Seller and Harris is satisfied as to, and has relied solely upon its and his tax advisors with respect to, the incidents of taxation which will or may result from the transactions contemplated by this Agreement.
 .
         4.15 LEASES. Set forth on Schedule 4.15 hereto is a complete list of all leases pursuant to which Seller leases real or personal property. A true and complete copy of each such lease has been delivered to Buyer, and no changes have been made therein since the date of such delivery. Each such lease is valid, binding and enforceable in accordance with its terms, there are no existing material defaults by Seller thereunder and no event has occurred which (with or without notice, lapse of time or both) would constitute a material default thereunder by any party.

         4.16 PLANT AND EQUIPMENT. The plant, structure and equipment used by Seller in the operation of its business are structurally sound and in good operating condition and repair and are adequate for the purposes to which they are being put; and none of such plant, structure or equipment are in need of maintenance or repair, except for ordinary, routine maintenance and repairs which are not material in nature or cost.

         4.17 LABOR MATTERS. There are no controversies pending, nor, to the best knowledge of Seller and Harris, is there any basis for any such controversies, between Seller and any of its employees, which controversies have affected or may affect materially and adversely the operation of Seller's business or the Purchased Assets.

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         4.18     SECURITIES MATTERS.

                  (a) Seller is acquiring the Seller's Shares solely for its own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. Seller and Harris understand that the issuance of the Seller's Shares hereunder has not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any State (collectively, "State Securities Laws") by reason of specific exemptions under the provision thereof which depend in part upon Seller's investment intent.
 .
                  (b) Seller and Harris understand that the Seller's Shares are "restricted securities" under the Securities Act and that the Securities Act and the rules of the Securities and Exchange Commission thereunder provide in substance that such securities may be disposed of only pursuant to an effective registration statement under the Securities Act, or an exemption from such registration if available, or in certain transactions not subject to the registration requirements of the Securities Act and further understands that Buyer has no obligation or intention to register any of the Seller's Shares.

                  (c) Seller agrees that it will not, and Harris agrees to cause Seller not to: (i) sell, assign, pledge, give, transfer, or otherwise dispose of the Seller's Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration thereof under the Securities Act and all applicable State Securities Laws or in a transaction which, in the written opinion of Sellers' counsel, reasonably satisfactory to Buyer, is exempt from or not subject to the registration provisions of the Securities Act and all applicable State Securities Laws; (ii) that the certificate(s) representing the Seller's Shares may bear an appropriate legend making reference to the foregoing restrictions; and (iii) that the transfer agent for the Seller's Shares will not be required to give effect to any purported transfer thereof, except upon compliance with the foregoing restrictions.

                  (d) Seller and Harris acknowledges that they and their representatives have been given full access to such of the business, personnel and financial information of Buyer and its properties, books, contracts, commitments and records, together with projected and pro forma financial information concerning Buyer giving effect to the transactions contemplated by this Agreement as the undersigned has requested in order to make an independent investigation of the transactions contemplated by this Agreement and evaluate the condition


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         (financial and other), properties, assets, liabilities, business operations and prospects of Buyer. Seller and Harris and their advisors (if any) have had an opportunity to ask questions of, and to receive information from, Buyer and to obtain any additional information necessary to verify the accuracy of the information and data received by them. Seller and Harris and their advisors (if any) have received all information and data which they believe to be necessary in order to reach an informed decision as to the advisability of acquiring the Seller's Shares hereunder. Seller and Harris understand that the acquisition of the Seller's Shares is subject to a number of risks and uncertainties, including without limitation, the risk that Buyer's Common Stock may be delisted from the Nasdaq SmallCap Market, pending the outcome of a hearing scheduled for July 8, 1999.


                                    ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller and Harris, as of the date hereof and as of the Closing, as follows:

                  5.1 DUE ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Hawaii, with full corporate power and authority to acquire and operate the Purchased Assets.

                  5.2 AUTHORITY. Buyer has full corporate right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate actions required to be taken by Buyer to authorize the execution, delivery and performance of this Agreement and all transactions contemplated hereby, including the issuance of the Seller's Shares have been, or as of the Closing will have been, duly and properly taken.

                  5.3 VALIDITY. This Agreement constitutes the valid and legally binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally or by general equitable principles.

                  5.4 CAPITALIZATION. The authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, of which approximately 4,079,563 shares are issued and outstanding, and 5,000,000 shares of Preferred Stock, of which 750 shares are currently outstanding, convertible into Common Stock as set forth in the Certificate of Amendment relating thereto, a copy of which has previously been furnished to Seller. There are no other shares of capital stock of Buyer issued and outstanding. All outstanding shares

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of Common Stock are, and the Seller's Shares, when issued at the Closing in accordance with the provisions of this Agreement will be, validly issued, fully paid and nonassessable.

                  5.5 NON-CONTRAVENTION. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby, do, or would after the giving of notice or the lapse of time or both,
(i) conflict with, result in a breach of, or constitute a default under, the Articles of Incorporation or the Bylaws of Buyer; (ii) conflict with, result in a breach of, or constitute a default under, any federal, state, or local law, statute, rule or regulation to which Buyer is subject, or (iii) violate or conflict with any other material restriction applicable to Buyer.

                  5.6 CONSENTS. Except for a filing with the Nasdaq Stock Market in connection with the issuance of the Seller's Shares, no action, consent, or approval by or filing with any person or entity, including, without limitation, any federal, state, municipal, foreign or other court or governmental or administrative body or agency or any securities or commodities exchange is required to be obtained or made by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby, except for consents, approvals or filings which have been or as of the Closing will have been obtained or made.
                  .

                                   ARTICLE VI
                       ADDITIONAL COVENANTS AND AGREEMENTS

                  6.1 INTERIM CONDUCT OF THE BUSINESS. At all times during the period from the date of this Agreement through the Closing:

                  6.1.1 OPERATIONS IN THE ORDINARY COURSE OF BUSINESS. Except for actions required by this Agreement, Seller covenants and agrees that it will, and Harris covenants and agrees to cause Seller to, cause its business and the Purchased Assets to be operated only in the lawful, ordinary and usual course of business and that it will not take any action inconsistent therewith or engage in any transaction other than in the ordinary and usual course of business as heretofore conducted.

                  6.1.2 FORBEARANCES BY SELLER. Without limiting the generality of Section 6.1.1 hereof, Seller covenants and agrees that it will not, and Harris covenants and agrees to cause Seller not to, without the prior written consent of Buyer:

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                                    (a) sell, lease, transfer or dispose of or
         enter into any agreement to dispose of any of the Purchased Assets, except in the ordinary course of business;

                                    (b)      waive or release any rights of
         material value, or cancel, compromise, release or assign any claims held by Seller;

                                    (c) permit Seller to enter into, amend,
         modify, terminate or cancel any Assumed Contract, other than in the ordinary course of business;

                                    (d) (i) increase the salary and bonus
         compensation or fringe benefits payable to any of its directors, officers or employees; or (ii) pay or agree to pay any pension or retirement allowance not required by any existing employment agreement or employment plan to any such directors or officers; or (iii) commit itself to any employment agreement or employment plan with or for the benefit of any officer or director; or (iv) alter, amend or terminate in whole or in part, any employee pension or other benefit plan;

                                    (e) agree or commit to do any of the things
         described above in this Section 6.1.2.

                  6.2 REGULATORY CONSENTS, AUTHORIZATIONS, ETC. Each of the parties hereto will use its best efforts to obtain all consents, authorizations, orders and approvals of, and make or give all filings and notices with or to, any person or entity required in connection with the consummation by it of the transactions contemplated on its part hereby and will cooperate fully with the other party in assisting it to obtain such consents, authorizations, orders and approvals and to make or give such filings and notices. No party hereto will take or omit to take any action for the purpose of delaying, impairing or impeding the receipt of any required consent, authorization, order or approval or the making or giving of any required filing or notice.

                  6.3 ACCESS. Prior to the Closing, Buyer may make or cause to be made such reasonable investigation of the business, properties and assets of Seller and its financial and legal condition as Buyer deems necessary or advisable in order to familiarize itself therewith. From the date hereof through the Closing, Seller shall give or cause Buyer and its authorized representatives to be given permission, during Seller's normal business hours and upon reasonable notice, full access to all properties, books, contracts, leases, commitments and records of Seller, and during this period Seller shall furnish Buyer or cause Buyer to be furnished with all financial and operating data and other information as to the business, properties and assets of Seller as Buyer may from time to time reasonably request; PROVIDED, HOWEVER, that such investigation shall not interfere with the conduct of Seller's business.

                  6.4 NO SOLICITATION. Seller and Harris hereby covenants and agrees that, prior to July 31, 1999, without the prior written consent of Buyer, neither Seller nor any of its affiliates, representatives or agents will, directly or indirectly, take any action to initiate, assist, solicit, negotiate, encourage, accept or otherwise pursue any offer of inquiry from any person or entity to engage in, attempt to consummate or reach any agreement or understanding (whether absolute, revocable, contingent or conditional) with respect to any Business Combination (as hereinafter defined). For purposes hereof, "Business Combination" means (i) any merger, consolidation, business combination, sale, lease, or similar transaction relating to Seller, (ii) any sale or other disposition of capital stock of, or other equity interest in, Seller, (iii) any sale, dividend or other disposition of all or any material portion of the assets of Seller, or (iv) any other transaction involving Seller which is inconsistent with the transactions contemplated by this Agreement.

                  6.5      COVENANT NOT TO COMPETE OR SOLICIT.

                           (a) Partially in consideration of the purchase of the Purchased Assets contemplated hereby (which is intended to transfer to Buyer the goodwill of Seller's business), Harris agrees that, for a period of three years following the Closing, he will not, directly or indirectly, either as employee, employer, consultant, agent, principal, partner, stockholder, officer, director or in any other individual or representative capacity, engage or participate in any activity in the bottled water business or which otherwise competes with Buyer in the State of Hawaii, without the express written consent of Buyer; provided, however, that the foregoing will not be deemed to restrict Harris from selling or installing point of use systems or equipment or otherwise engaging in any business which does not involve the production, sale or distribution of packaged water products.

                           (b) The parties intend that the covenant contained in the preceding paragraph will be construed as a series of separate, identical covenants, one for each portion of the geographical territory described above. In the event that any court or administrative body shall refuse to enforce any of the separate covenants deemed included in the preceding paragraph, each such unenforceable covenant shall be eliminated from the these provisions to the extent necessary to permit the remaining separate covenants to be enforced against Harris to the fullest extent.

                           (c) Harris further agrees that, for a period of three years following the Closing, he will not, on his own behalf or in the service of others, except with Buyer's prior written consent, disrupt, damage, impair or interfere with the business of Buyer or its affiliates by raiding or in any manner encouraging, inducing and/or persuading any of Buyer's or such affiliates' officers, directors, employees, agents and/or independent contractors to terminate, discontinue or otherwise change any of their employment, contractual or other relationships with Buyer.

                  6.6 NO INCONSISTENT ACTION. Each of the parties hereto will use its best efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby.

                  6.7 PUBLICITY. Except to the extent otherwise required by law, each party hereto agrees not to issue any press release or otherwise make any public statement in any general circulation medium with respect to the existence or terms of this Agreement or the transactions contemplated hereby, without the prior written consent of the other party hereto.

                  6.8 FURTHER ASSURANCES. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to bring about the transactions contemplated by this Agreement, as soon as practicable, including the execution and delivery of all instruments and other documents, and shall take or cause to be taken all such further actions as may reasonably be requested by the other party hereto in order to carry out the intent and purpose of and to consummate the transactions contemplated by this Agreement.

                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligation of Buyer to purchase the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver (by Buyer in its sole and absolute discretion) concurrently with or prior to the Closing of the following conditions precedent:

                  7.1 ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of Seller and Harris contained in Article IV hereof shall be true, accurate and correct on the date hereof and shall also be true, accurate and correct on and as of the Closing with the same effect as if such representations and warranties had been made on and as of the Closing, and Seller and Harris shall have performed each and every obligation and complied with each and every agreement and covenant required by this Agreement to be performed or complied with by it.

                  7.2 CONSENTS OF THIRD PARTIES. All consents from parties to the Assumed Contracts required in connection with assignment to Buyer of the Assumed Contracts shall have been obtained, on terms and conditions satisfactory to Buyer in its sole discretion; provided, however, that if any such consent cannot be obtained, the related Assumed Contract shall nevertheless be transferred to Buyer and Buyer shall perform all of Seller's obligations thereunder, whether or not Seller or Harris is released therefrom.

                  7.3 NO PENDING ACTION. No claim, investigation, action, suit, proceeding or litigation, either administrative or judicial, at law or in equity, by any governmental or regulatory commission, agency or other body or authority or by any other person, firm, corporation or other entity shall have been instituted, threatened or pending as of the Closing (i) for the purposes of challenging, prohibiting, operating, enjoining, restricting or delaying the consummation of this Agreement or any of the transactions contemplated by this Agreement, or any of the conditions to the consummation of the transactions contemplated by this Agreement (ii) which claims damages against Buyer as a result of the consummation of the transactions contemplated hereby or otherwise claims that this Agreement or the consummation thereof is improper, or (iii) which in the reasonable opinion of Buyer, could materially or adversely affect the right of Buyer to retain or operate the Purchased Assets after the Closing; and no injunction or restraining order shall be in effect prohibiting the transactions contemplated by this Agreement.

                  7.4 FORCE MAJEURE. All or any material part of the Purchased Assets shall not have been adversely affected in any way by any act of God, fire, flood, war, legislation (proposed or enacted) or other event or occurrence, whether or not covered by insurance.

                  7.5 ASSUMED CONTRACTS. All of the Assumed Contracts shall remain in effect, without amendment or modification, except as otherwise consented to by Buyer in its sole discretion.

                  7.6 CERTIFICATES. Buyer shall have received from Seller or Harris a certificate or certificates dated as of the Closing and certifying that the conditions set forth above in this Article VII have been satisfied.


                                  ARTICLE VIII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

                  The obligation of Seller to sell the Purchased Assets and otherwise to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver (by Seller in its sole and absolute discretion) concurrently with or prior to the Closing of the following conditions precedent:

                  8.1 ACCURACY OF WARRANTIES; PERFORMANCE OF COVENANTS. The representations and warranties of Buyer contained in Article V hereof shall be true, accurate and correct on the date hereof and shall also be true, accurate and correct on and as of the Closing with the same effect as if such representations and warranties had been made on and as of the Closing Date, and Buyer shall have performed each and every obligation and complied with each and every agreement and covenant required by this Agreement to be performed or complied with by it.

                  8.2 NO PENDING ACTION. No claim, investigation, action, suit, proceeding or litigation, either administrative or judicial, at law or in equity, by any governmental or regulatory commission, agency or other body or authority or by any other person, firm, corporation or other entity shall have been instituted, threatened or pending as of the Closing (i) for the purposes of challenging, prohibiting, operating, enjoining, restricting or delaying the consummation of this Agreement or any of the transactions contemplated by this Agreement, or any of the conditions to the consummation of the transactions contemplated by this Agreement, or (ii) which claims damages against Seller as a result of the consummation of the transactions contemplated hereby or otherwise claims that this Agreement or the consummation thereof is improper.

                  8.3 FORCE MAJEURE. All or any material part of the Purchased Assets shall not have been adversely affected in any way by any act of God, fire, flood, war, legislation (proposed or enacted) or other event or occurrence, whether or not covered by insurance.

                  8.4 CERTIFICATES. Seller shall have received from Buyer a certificate or certificates dated as of the Closing and certifying that the conditions set forth above in this Article VIII have been satisfied.


                                   ARTICLE IX
                                    EMPLOYEES

                  Seller shall terminate all of its employees concurrently with or prior to the Closing. Except pursuant to the Assumed Contracts, Buyer shall not be obligated in any way to offer employment to any employee of Seller, and Buyer will not be responsible or liable in connection with any employment arrangements (whether written or oral) with employees of Seller, or for any salaries, severance pay, vacation accruals or other benefits owed or payable to any employees of Seller; PROVIDED, HOWEVER, that Buyer shall be responsible for any salaries, severance pay, vacation accruals or other benefits owed or payable to former employees of Seller employed by Buyer after the Closing, to the extent such payments relate to periods as of and after the Closing.


                                    ARTICLE X
                          SURVIVAL AND INDEMNIFICATION

                  10.1 SURVIVAL. The respective representations and warranties of the parties contained herein shall not be deemed waived or otherwise affected by any investigation made by either party hereto and shall survive the Closing for a period of three years.


                  10.2     INDEMNIFICATION.

                  10.2.1(a) Seller hereby agrees to defend, indemnify and hold the Buyer and its officers, directors agents and affiliates (collectively, "Buyer's Representatives"), harmless from and against any and all claims, demands, damages, liabilities, losses, costs and expenses (including reasonable attorneys' fees) of any kind or nature whatsoever (collectively, "Losses"), that may be suffered or paid by Buyer or Buyer's Representatives, directly or indirectly, as a result of (i) any liability other than an Assumed Liability relating to the Purchased Assets arising out of events occurring prior to the Closing, including any liability other than an Assumed Liability arising out of Sellers failure to notify its creditors pursuant to the Bulk Sale provisions of the UCC; or (ii) the failure of any representation or warranty contained in
Article IV hereof to be true and correct in all respects as of the Closing.

                           (b) Buyer shall defend, indemnify and hold Seller and
its officers, directors, agents and affiliates, if any (collectively, "Seller's Representatives") harmless from and against (i) any and all Losses of any kind or nature whatsoever that may be suffered or paid by Seller or Seller's Representatives, directly or indirectly, as a result of (i) any liability relating to the Purchased Assets arising out of events occurring subsequent to the Closing, including any liability relating to an Assumed Contract for which a consent to assignment has not been obtained prior to the Closing; or (ii) the failure of any representation or warranty contained in Article V hereof to be true and correct in all respects as of the Closing.

                  10.3 PROCEDURE. In the event of any claim for indemnification by Buyer or Buyer's Representatives, on the one hand, or Seller or Seller's Representatives, on the other (the "Indemnified Party") under Section 10.2 hereof, the Indemnified Party shall notify the other party (the "Indemnitor") in writing of said claim within 30 days of the first receipt of notice of such claim, and in any event within such shorter period as may be necessary for the Indemnitor to take appropriate action to resist such claim, which notice shall set forth the basis of the claim (including, without limitation, reference to the specific representation, warranty, covenant or obligation alleged to have been breached) and, if then determinable by the Indemnified Party, a reasonable estimate of the amount thereof (or, if in the Indemnified Party's good faith opinion, no such reasonable estimate can then be made by it, the maximum potential Losses that, in the Indemnified Party's good faith opinion, might be sustained in connection with such claim). Any claim for indemnification pursuant to Section 10.2 hereof arising out of a breach of any representation or warranty must be delivered in writing to the party from whom indemnification is sought prior to the expiration of the applicable survival period for such representation or warranty as provided in Section 10.1 hereof.

                  10.4 CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the parties pursuant to Section 10.2 hereof with respect to claims for damages resulting from the assertion of liability by third parties, including without limitation any notices of Internal Revenue Service or Hawaii State taxing authorities ("Claims"), shall be subject to the following terms and conditions:

                  10.4.1 The Indemnified Party shall give the Indemnitor prompt notice of any Claim asserted against or imposed upon or incurred by the Indemnified Party and shall then take no further action without the written consent of the Indemnitor to settle or compromise such Claim, except as provided below. The Indemnitor will be entitled to undertake the defense of such Claim by representatives of its own choosing and to control the proceedings relating thereto. The Indemnified Party shall cooperate to the extent reasonably requested by the Indemnitor in the defense or prosecution thereof and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the Indemnitor in connection therewith.

                  10.4.2 In the event that the Indemnitor, within a reasonable time after notice of any such Claim, fails to defend, the Indemnified Party will (upon further notice to the Indemnitor) be entitled to undertake the defense, compromise or settlement of such Claim for the account of the Indemnitor, subject to the right of the Indemnitor to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof, and the Indemnitor shall be liable for all fees and costs, including reasonable attorneys' fees, incurred by the Indemnified Party in employing counsel of its choice to defend any such actions or proceedings. The Indemnified Party shall give written notice to the Indemnitor of any proposed settlement of any Claim, which Indemnitor may reject in its reasonable judgment within ten (10) days of receipt of such notice or such shorter period as may be necessary for the Indemnified Party to take appropriate action to resist such Claim; provided that Indemnitor shall then undertake the defense of such Claim.

                  10.4.3 If the Indemnitor has assumed the defense of any Claim against the Indemnified Party, Indemnitor shall have the right to settle any Claim for which indemnification has been sought and is available hereunder; provided that, to the extent that such settlement refers to any alleged liability or wrongdoing of the Indemnified Party, requires the Indemnified Party to take, or prohibits the Indemnified Party from taking, any action or purports to obligate the Indemnified Party other than for the payment of money, then the Indemnitor shall not settle such claim without the prior consent of the Indemnified Party, which consent shall not be unreasonably withheld.

         10.5 PAYMENT OF CLAIMS IN COMMON STOCK OF BUYER. All Claims for indemnification hereunder shall be paid in shares of Common Stock of Buyer. Any Claim by Buyer shall be satisfied through the cancellation of Escrow Shares having a market value equal to the dollar amount of such Claim; and any Claim by Seller shall be satisfied through the issuance of additional Escrow Shares. In either case, such shares shall have a market value equal to the dollar amount of the applicable Claim. For purposes of the foregoing, the market value of the such Escrow Shares shall be an amount per share equal to the closing sale price of the Common Stock on the date of the Closing on the principal market on which the Common Stock is then traded (currently the Nasdaq SmallCap Market).

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

         11.1 BROKERS., Buyer and Seller represent and warrant to each other that no broker, investment banker or finder is entitled to any financial advisory fee brokerage fee or finder's fee or other similar payment with respect to this Agreement or the transactions contemplated hereby. Buyer and Seller hereby agree to indemnify, defend and hold each other harmless against and in respect of all claims, losses, liabilities and expenses which may be asserted against the one by any broker or other person who claims to be entitled to a broker's, finder's or similar fee or commission in respect of the execution of this Agreement, or the consummation of the transactions contemplated hereby, by reason of his acting at the request of the other.

         11.2 ENTIRE UNDERSTANDING. This Agreement (including the Schedules and Exhibits hereto, each of which is incorporated herein and made a part of this Agreement) and the other agreements and instruments the execution and delivery of which are provided for herein constitutes the entire agreement and understanding of the parties hereto and terminate and supersede any and all prior agreements, arrangements and understandings, both oral and written, between the parties hereto concerning the subject matter of this Agreement.

         11.3 WAIVER AND AMENDMENT. No waiver, amendment, modification or change of any provision of this Agreement shall be effective unless and until made in writing and signed by all of the parties hereto. No waiver, forbearance or failure by any party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such party's right to enforce any other provision of this Agreement or a continuing waiver by such party of compliance with any provision.

         11.4 HEADINGS. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         11.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be original, but all of which together shall constitute one and the same instrument.

         11.6 INTERPRETATION. The provisions of this Agreement are intended to be interpreted and construed in a manner so as to make such provisions valid, binding and enforceable. In the event that any provision of this Agreement is determined to be partially or wholly invalid, illegal or unenforceable, then such provision shall be deemed to be modified or restricted to the extent necessary to make such provision valid, binding and enforceable, or, if such provision cannot be modified or restricted in a manner so as to make such provision valid, binding and enforceable, then such provision shall be deemed to be excised from this Agreement and the validity, binding effect and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any manner. Nothing in this Agreement shall be interpreted or construed as creating, expressly or by implication, a partnership, joint venture or agency relationship between the parties hereto or any of their respective officers, directors, agents, employees or representatives.

         11.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been delivered three business days after having been mailed in a general or branch post office and enclosed in a registered or certified post-paid envelope; one business day after having been sent by overnight courier; when delivered to a telegraph company or when telecopied or scanned graphically or otherwise by communications equipment of the sending party on a business day, or otherwise on the next succeeding business day thereafter; and, in each case, addressed to the respective parties at the addresses stated below or to such other changed addresses the parties may have fixed by notice as provided herein:

             IF TO SELLER, TO:           Ali'i Water Bottling, Inc.
             ----------------
                                         73-5574 Olawalu Street,
                                         Kailua-Kona, HI  96740
                                         Telephone:  (808) 327-3399
                                         Facsimile:  (808) 327-3398
                                         Attn: Dennis Harris, President

             IF TO BUYER, TO:            Hawaiian Natural Water Company, Inc.
             ---------------
                                         248 Mokauea Street
                                         Honolulu,  HI  96819
                                         Telephone:  (808) 832-4555
                                         Facsimile:  (808) 832-4559
                                         Attn: Marcus Bender, President

         11.8 SUCCESSORS AND ASSIGNS. This Agreement shall not be assigned or delegated by either party without the prior written consent of the other party, except that Buyer may assign this Agreement and the right to receive the Purchased Assets to one or more subsidiaries or affiliates of Buyer. Subject to the preceding sentence, each term and provision of this Agreement shall be binding upon and enforceable against and inure to the benefit of any successors or assigns of Buyer and Seller. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Hawaii, without regard to the conflicts of laws principles thereof.

         11.10 CONSTRUCTION. Whenever in this Agreement the context so requires, references to the masculine shall be deemed to include feminine and the neuter, reference to the neuter shall be deemed to include the masculine and feminine, and references to the plural shall be deemed to include the singular and the singular to include the plural.

         11.11 COOPERATION. Each party hereto shall cooperate with the other party and shall take such further action and shall execute and deliver such further documents as may be necessary or desirable in order to carry out the provisions and purposes of this Agreement.

         11.12 EXPENSES. Whether or not the transactions contemplated by this Agreement and the related agreements are consummated, each party to this Agreement shall pay its own costs and expenses in connection with the negotiation, preparation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to, attorneys' fees, accountants' fees and other professional fees and expenses.

         IN WITNESS WHEREOF, Buyer, Seller and Harris have executed and delivered this Agreement as of the day and year first above written.

                                  HAWAIIAN NATURAL WATER COMPANY, INC.


                                  By: /s/ MARCUS BENDER
                                     -------------------------------
                                          Marcus Bender, President


                                  ALI'I WATER BOTTLING, INC.,


                                  By: /s/ DENNIS HARRIS
                                     -------------------------------
                                          Dennis Harris, President


                                      /s/ DENNIS HARRIS
                                     -------------------------------
                                          Dennis Harris, personally